REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM



To the Board of Trustees of Community Capital Trust and Shareholders of The Community Reinvestment Act
Qualified Investment Fund


In planning and performing our audit of the
financial statements of The Community Reinvestment
Act Qualified Investment Fund (a fund in Community
Capital Trust) (the Fund) as of and for the year
ended May 31, 2018, in accordance with the standards
of the Public Company Accounting Oversight Board
(United States), we considered the Funds internal
control over financial reporting, including controls
over safeguarding securities, as a basis for
designing audit procedures for the purpose of
expressing an opinion on the financial statements
and to comply with the requirements of Form N-SAR,
but not for the purpose of expressing an opinion on
the effectiveness of the Funds internal control over
financial reporting. Accordingly, we express no such
opinion.
Management of the Fund is responsible for
establishing and maintaining effective internal
control over financial reporting. In fulfilling this
responsibility, estimates and judgments by
management are required to assess the expected
benefits and related costs of controls. A funds
internal control over financial reporting is a
process designed to provide reasonable assurance
regarding the reliability of financial reporting and
the preparation of financial statements for external
purposes in accordance with generally accepted
accounting principles. A funds internal control over
financial reporting includes those policies and
procedures that (1) pertain to the maintenance of
records that, in reasonable detail, accurately and
fairly reflect the transactions and dispositions of
the assets of the fund; (2) provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of financial
statements in accordance with generally accepted
accounting principles, and that receipts and
expenditures of the fund are being made only in
accordance with authorizations of management and
directors of the fund; and (3) provide reasonable
assurance regarding prevention or timely detection
of unauthorized acquisition, use, or disposition of
the funds assets that could have a material effect
on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent or
detect misstatements. Also projections of any
evaluation of effectiveness to future periods are
subject to the risk that controls may become
inadequate because of changes in conditions, or the
degree of compliance with policies and procedures
may deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of a
control does not allow management or employees, in
the normal course of performing their assigned
functions, to prevent or detect misstatements on a
timely basis. A material weakness is a deficiency,
or a combination of deficiencies, in internal
control over financial reporting, such that there is
a reasonable possibility that a material
misstatement of the Funds annual or interim
financial statements will not be prevented or
detected on a timely basis.
Our consideration of the Funds internal control over
financial reporting was for the limited purpose
described in the first paragraph and would not
necessarily disclose all deficiencies in internal
control over financial reporting that might be
material weaknesses under standards established by
the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies
in the Funds internal control over financial
reporting and its operation, including controls over
safeguarding securities that we consider to be
material weaknesses as defined above as of May 31,
2018.
This report is intended solely for the information
and use of management and the Board of Trustees of
Community Capital Trust and the U.S. Securities and
Exchange Commission, and is not intended to be and
should not be used by anyone other than these
specified parties.
/s/ GRANT THORNTON LLP
New York, New York
July 30, 2018










1